Exhibit 99.1

5151 Edina Industrial Blvd., Suite 575, Minneapolis, MN 55439 | (952) 405-6216 | www.petvivo.com

PRESS RELEASE:

PETVIVO HOLDINGS ANNOUNCES TERMINATION AND SETTLEMENT AGREEMENT WITH VETSTEM

Agreement Resolves All Outstanding Matters and Completes Transition of PrecisePRP® Product Line

MINNEAPOLIS, July 28, 2026 — PetVivo Holdings, Inc. (OTCQX: PETV; OTCID: PETVW) working in cooperation with its wholly-owned subsidiaries PetVivo Animal Health, Inc., Cosmeta Corp and PetVivo AI, Inc. (collectively “PetVivo” or the “Company”), an emerging biomedical device company focused on the commercialization of innovative medical devices and therapeutics for horses and companion animals, today announced that it has entered into a Termination and Settlement Agreement with VetStem, Inc., effective July 24, 2026.

Under the agreement, the parties have terminated their Exclusive License and Supply Agreement relating to the PrecisePRP® product line, resolved all matters arising under the parties’ prior Exclusive License and Supply Agreement, and established an orderly transition of the remaining PrecisePRP® inventory and related commercial activities. The Settlement Agreement further provides that, except for the payments expressly required thereunder, all financial obligations arising under the prior License Agreement have been fully satisfied and extinguished, including outstanding invoices, accrued royalty obligations, milestone payment obligations and other claims between the parties. The agreement includes mutual releases with respect to substantially all claims arising under the prior agreement, subject only to certain continuing obligations customary for agreements of this nature.

As a result of the comprehensive settlement, PetVivo’s sole remaining financial obligation under the Settlement Agreement is the payment of an aggregate of $75,000, consisting of two scheduled cash payments. The Settlement Agreement also includes an inventory reconciliation mechanism pursuant to which PetVivo may be required to make an additional payment if the transferred inventory is determined to be less than the agreed minimum quantities following the parties’ inventory verification process. The agreement further provides for the return of the remaining PrecisePRP® product inventory to VetStem. In addition, the Settlement Agreement confirms that the previously issued warrant held by VetStem to purchase 250,000 shares of PetVivo common stock remains in full force and effect in accordance with its existing terms.

“This agreement represents the successful conclusion of our commercial relationship with VetStem and allows both companies to move forward independently,” said John Lai, Chief Executive Officer of PetVivo Holdings, Inc. “Most importantly, it enables PetVivo to devote its full attention and resources to advancing our proprietary technologies, including SPRYNG® with OsteoCushion® Technology, while continuing to execute our broader strategic growth initiatives.”

The Company has filed a Current Report on Form 8-K with the Securities and Exchange Commission describing the agreement in greater detail.

About PetVivo Holdings, Inc.

PetVivo Holdings Inc. (OTCQX: PETV; OTCID: PETVW), in cooperation with its wholly owned subsidiaries PetVivo Animal Health, Inc., Cosmeta Corp and PetVivo AI Inc., is an emerging biomedical device company currently focused on the manufacturing, commercialization and licensing of innovative medical devices and therapeutics for companion animals. The Company’s strategy is to leverage human therapies for the treatment of companion animals in a capital and time efficient way. A key component of this strategy is the accelerated timeline to revenues for veterinary medical devices, which enter the market much earlier than more stringently regulated pharmaceuticals and biologics.

PetVivo has a robust pipeline of products for the treatment of animals and people. A portfolio of twelve patents and six trade secrets protect the Company’s biomaterials, products, production processes and methods of use. The Company’s lead product SPRYNG® with OsteoCushion® technology, a veterinarian-administered, intra-articular injection for the management of lameness and other joint related afflictions, including osteoarthritis, in cats, dogs and horses, is currently available for commercial sale.

Company Contact

John Lai, CEO

PetVivo Holdings, Inc.

Email Contact

Tel (952) 405-6216

Forward-Looking commercial Statements

The foregoing information regarding PetVivo Holdings, Inc. (the “Company”) may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2026, and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.